Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference our firm under the caption “Experts” in the Company’s Registration Statement on Form S-3 as filed on August 22, 2023 (the “Registration Statement”) of our report dated March 30, 2023, with respect to the consolidated financial statements of Sharps Technology, Inc. and its subsidiary as of December 31, 2022 and 2021, included in the Company’s Form 10-K as filed with the U.S. Securities and Exchange Commission and incorporated by reference into the Registration Statement.

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

August 22, 2023